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                                 EXHIBIT 99.(ii)


                          AMERICAN CLASSIC VOYAGES CO.
             Amended and Restated 1995 Employee Stock Purchase Plan


                              FINANCIAL STATEMENTS

                 As of and for the year Ended December 31, 1998



CONTENTS                                                                  PAGE

Independent Auditors' Report...........................................     1

Statement of Financial Condition.......................................     2

Statement of Changes in Plan Equity....................................     3

Notes to Financial Statements..........................................     4

Signatures.............................................................     6

Consent of KPMG LLP....................................................     7














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                          Independent Auditors' Report



Compensation Committee of the Board of Directors
American Classic Voyages Co.

We have audited the accompanying statement of financial condition of the American Classic Voyages Co. Amended and Restated 1995 Employee Stock Purchase Plan (the "Plan") as of December 31, 1998, and the related statement of changes in plan equity for the year ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan at December 31, 1998 and the Plan's changes in plan equity for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                          KPMG LLP



Chicago, Illinois
February 26, 1999








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                          AMERICAN CLASSIC VOYAGES CO.
             Amended and Restated 1995 Employee Stock Purchase Plan
                        Statement of Financial Condition
                                December 31, 1998



Assets:
         Cash...............................................................    $     953

         American Classic Voyages Co. stock options, at fair market
               value (3,664 options, total cost of $46,716).................       54,960
                                                                                ---------
         Total assets.......................................................       55,913
                                                                                =========

 Plan equity................................................................    $  55,913
                                                                                =========




                          The accompanying notes are an
                  integral part of these financial statements.













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                          AMERICAN CLASSIC VOYAGES CO.
             Amended and Restated 1995 Employee Stock Purchase Plan
                       Statement of Changes in Plan Equity
                       For the Year Ended December 31,1998




Plan equity at the beginning of the year.................................       $           41,922

Additions

     Participant contributions...........................................                  155,446
     Unrealized discount.................................................                   27,373
                                                                                -----------------------

                      Total additions....................................                  182,819

Deductions

     Purchase and distribution of common stock
         to participants.................................................                  168,612
     Cash distributed to terminated participants.........................                      216
                                                                                -----------------------

                    Total deductions.....................................                  168,828

Plan equity at the end of the year.......................................       $           55,913
                                                                                -----------------------




                          The accompanying notes are an
                  integral part of these financial statements.










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                          AMERICAN CLASSIC VOYAGES CO.
             Amended and Restated 1995 Employee Stock Purchase Plan
                          Notes to Financial Statements


(1)      Summary of Significant Accounting Policies

The financial statements of the American Classic Voyages Co. Amended and Restated 1995 Employee Stock Purchase Plan (the "Plan") have been prepared under the accrual basis of accounting.

All administrative expenses of the Plan are paid by American Classic Voyages Co. (the "Company").

(2)      Description of Plan

The Plan was adopted by the Company's Board of Directors during March 1995 and became effective on June 15, 1995. The Plan was amended and restated on July 1, 1998. The Plan is a voluntary contribution plan that meets the requirements of
Section 423(b) of the Internal Revenue Code ("IRC") and is designed to enable eligible employees (the participants) of the Company to purchase common stock in the Company at a discount by exercising options to purchase common stock (options). The Plan is administered by the Company which has delegated certain administrative responsibilities to the Compensation Committee of the Board of Directors of the Company. The Plan provides for a series of quarterly purchase periods (offering period). An offering period is a period of three months beginning each January 1, April 1, July 1 and October 1 and ending on the last day of each quarter, respectively.

The Company has reserved 500,000 shares of common stock for participants under the Plan. For the year ended December 31, 1998, 11,622 shares of common stock were issued. At December 31, 1998, 460,542 shares remain issuable under the Plan.

         Eligibility

Full time employees who have completed 90 days of service with the Company are eligible to participate in the Plan's next offering period by contributing payroll withholdings during each offering period. Participants elect to participate in the Plan by completing and submitting an election form to the Plan administrator.

         Grant of Options

Under the Plan, the Company grants options to all eligible employees at the beginning of each offering period. The number of shares subject to option for each participant is the quotient of the aggregate payroll deductions authorized by the participant for the option period plus any remaining cash balance from the prior offering period in the participant's account divided by the applicable option price per share; provided, however, that the maximum number of shares for which options may be granted to a participant for any option period shall not exceed $25,000 of fair market value (as provided by Section 423(b) of the IRC). For purposes of the Plan, "fair market value" of the common stock on each of the date of grant, the date of exercise or other applicable date is determined on the basis of the per share closing price of the last sale of the common stock on the applicable date as reported by The Nasdaq Stock Market.






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         Exercise of Options

Each participant is considered to have exercised his or her option on the last business day of each offering period to the extent of the maximum number of whole shares of the Company's common stock that may be purchased with the balance on that date in the participant's account under the Plan for such option. Unless a participant elects otherwise, the Company carries the remaining balance of his or her account to the next offering period; provided that only amounts less than the price of a single share in an offering period are carried over from the offering period to the next offering period. The option price per share is equal to 85 percent of the lesser of (i) the closing price of such shares on the last business day of each offering period, or (ii) the greater of
(a) the average closing price for the offering period and (b) the closing price on the first business day of each offering period.

         Contributions to the Plan

Eligible employees may contribute annually to the Plan up to the smaller of (1) 20% of their annual compensation (not including commissions, bonuses, overtime, other or special payments, fees or allowances) or (2) an amount which complies with the $25,000 limitation discussed previously.

         Participant Accounts

All payroll deductions during the offering period are held in the general assets of the Company and credited to a special account established under the Plan in the employee's name. No interest is paid or credited to amounts accumulated in the special account under the Plan. On the last business day of an offering period, the Company issues whole shares of common stock in return for the funds accumulated in the special account under the Plan.

         Unrealized Discount

Unrealized discount represents the discount or aggregate difference between the market value price of the Company's common stock and the established discount purchase price for the offering period.


         Withdrawals

An employee can withdraw from the Plan at any time with proper notice. Employees are entitled to a full refund of monies previously withheld under the Plan during the current Plan offering period upon withdrawal. Withdrawal from the Plan is also effected by termination of service with the Company, other than because of death, disability or retirement, at which time the cash balance in the participant's account is returned to him or her.

        Distributions

The Company's transfer agent issues shares of stock in the form of a book entry to each participant's account upon receipt of authorization from the Company. The transfer agent issues stock certificates, which are registered in the participant's name, to the participant upon their written request or upon termination of employment with the Company. All shares purchased under the provisions of the Plan are deemed to be immediately distributed to the participants as of the last business day of each offering period.

(3)      Internal Revenue Service Status

The Plan meets the requirements of Section 423(b) of the IRC.


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                          AMERICAN CLASSIC VOYAGES CO.
             Amended and Restated 1995 Employee Stock Purchase Plan

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administration Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.




                        AMERICAN CLASSIC VOYAGES CO.
                        Amended and Restated 1995 Employee Stock Purchase Plan








Dated:  March 31, 1999        By:    /s/Mark Slezak
                                     -------------------------------------------
                                     Member of the Compensation Committee of the
                                     Board of Directors of American Classic
                                     Voyages Co.













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                               Consent of KPMG LLP



Compensation Committee of the Board of Directors
American Classic Voyages Co.

We consent to incorporation by reference in the previously filed registration statement (No. 33-92382) on Form S-8 of American Classic Voyages Co. of our report dated February 26, 1999, relating to the statement of financial condition of the American Classic Voyages Co. Amended and Restated 1995 Employee Stock Purchase Plan as of December 31, 1998 and the related statement of changes in plan equity for the year ended December 31, 1998 which report appears in Exhibit 99.(ii) of the December 31, 1998 Annual Report on Form 10-K of American Classic Voyages Co.


                                                                 /s/ KPMG LLP

                                                                     KPMG LLP



Chicago, Illinois
March 31, 1999





















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